Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2024 relating to the financial statements of Vaccinex, Inc., appearing in Form 10-K/A of Vaccinex, Inc., for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Rochester, New York

May 10, 2024